As filed with the Securities and Exchange Commission on April 7, 2004
                                                     Registration No. 333-106592


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO.1 TO

                                    FORM F-9

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


    Barrick Gold Corporation                                  Barrick Gold Inc.
             (Exact Name of Registrant as Specified in its Charter)

             Ontario                                                Ontario
               (Province or Other Jurisdiction of Incorporation or
                                  Organization)

              1040                                                    1040
            (Primary Standard Industrial Classification Code Number)

         Not Applicable                                         Not Applicable
                      (I.R.S. Employee Identification No.)


      BCE Place, TD Canada                          BCE Place, TD Canada
          Trust Tower                                  Trust Tower
           Suite 3700                                   Suite 3700
         161 Bay Street,                             161 Bay Street,
          P.O. Box 212                                 P.O. Box 212
    Toronto, Ontario M5J 2S1                     Toronto, Ontario M5J 2S1
         (800) 720-7415                               (800) 720-7415

   (Address, including postal code, and telephone number, including area code, of Registrant's principal executive offices)

         CT Corporation System                     CT Corporation System
           111 Eighth Avenue                         111 Eighth Avenue
           New York, New York                        New York, New York
                 10011                                     10011
             (212) 894-8700                            (212) 894-8700


 (Name, Address (Including Zip Code) and Telephone Number (Including Area Code)
                   of Agent for Service in the United States)


                                   Copies to:

               Brice T. Voran                            Kevin Thomson
           Shearman & Sterling LLP                  Davies Ward Phillips &
             Commerce Court West                         Vineberg LLP
          Suite 4405, P.O. Box 247                  P.O. Box 63, 44th Floor
          Toronto, Ontario M5L 1E8                  1 First Canadian Place
               (416) 360-8484                    Toronto, Ontario M5X 1B1
                                                       (416) 863-5530
   Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration
                                   Statement.

                               Province of Ontario

                (Principal jurisdiction regulating this offering)

         It is proposed that this filing shall become effective (check appropriate box below):

A. |X| upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.  [_] at some future date (check appropriate box below):

    1. [_] Pursuant to Rule 467(b) on (      ) at (      ) (designate a time not
       sooner than seven calendar days after filing).

    2. [_] Pursuant to Rule 467(b) on (      ) at (      ) (designate a time
       seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or
       notification of clearance on (       ).

    3. [_] Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

    4. [_] After the filing of the next amendment to this form (if preliminary material is being filed).

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. |X|

                                EXPLANATORY NOTE

         The purpose of this Amendment is to file an exhibit to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement and Part III of the Registration Statement. The Prospectus is unchanged and has been omitted.

                                     PART II

                   INFORMATION NOT REQUIRED TO BE DELIVERED TO
                             OFFEREES OR PURCHASERS

Indemnification

         Under the Business Corporations Act (Ontario), Barrick Gold Corporation and Barrick Gold Inc. (each a "Registrant" and a "Corporation") may indemnify a present or former director or officer or a person who acts or acted at the Corporation's request as a director or officer of another corporation of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her being or having been a director or officer of the Corporation or such other corporation if the director or officer acted honestly and in good faith with a view to the best interests of the Corporation and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Corporation or such other corporation only with court approval. A director is entitled to indemnification from the Corporation as a matter of right if he or she was substantially successful on the merits of his or her defence and fulfilled the conditions set forth above.

         In accordance with provisions of the Business Corporations Act (Ontario) described above, the by-laws of the Corporation provide that the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a corporation of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she was made a party by reason of being or having been a director or officer of the Corporation or such other corporation if he or she acted honestly and in good faith with a view to the best interests of the Corporation and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he or she had reasonable grounds in believing that his or her conduct was lawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

             EXHIBITS TO POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-9


         The exhibits to this Amendment to the Registration Statement are listed in the exhibit index, which appears elsewhere herein.

         Future exhibits to this Registration Statement may be incorporated by reference at the Registrants' option from the documents either of the Registrants has filed with or furnished previously to, or in the future files with or furnishes to, the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or has submitted or in the future submits to the Commission pursuant to Rule 12g3-2(b) under the Exchange Act if and to the extent expressly provided in such documents.

                                    PART III



                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS


Item 1.  Undertaking.

         The registrants undertake to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-9 or to transactions in said securities.

Item 2.  Consent to Service of Process.

         Concurrently with the initial filing of this Registration Statement, each of the registrants filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

         Any change to the name or address of the agent for service of either of the registrants shall be communicated promptly to the Commission by an amendment to the applicable Form F-X referencing the file number of the relevant registration statement.


                                     III-1

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-9 and that it has reasonable grounds to believe that the Debt Securities will be rated "investment grade" by the time of sale of such Debt Securities pursuant to this Registration Statement, and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 7th day of April, 2004.




                                BARRICK GOLD CORPORATION
                                (Registrant)


                                By: /s/ Sybil E. Veenman
                                    --------------------------------------------
                                    Name:  Sybil E. Veenman
                                    Title: Associate General Counsel
                                           and Secretary



                                BARRICK GOLD INC.
                                (Registrant)


                                By: /s/ Sybil E. Veenman
                                    --------------------------------------------
                                    Name:  Sybil E. Veenman
                                    Title: Associate General Counsel
                                           and Secretary


                                     III-2

               SIGNATURES WITH RESPECT TO BARRICK GOLD CORPORATION

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

      Signature                          Title with Registrant                           Date
      ---------                          ---------------------                           ----


          *
------------------------
      Peter Munk                          Chairman and Director                      April 7, 2004



          *
------------------------
   Gregory C. Wilkins         President, Chief Executive Officer and Director        April 7, 2004
                                      (Principal Executive Officer)



          *
------------------------
  Jamie C. Sokalsky          Senior Vice President and Chief Financial Officer       April 7, 2004
                                      (Principal Financial Officer)



          *
------------------------
   Andre R. Falzon                    Vice President and Controller                  April 7, 2004
                                      (Principal Accounting Officer)


          *
------------------------
   John K. Carrington                   Vice Chairman and Director                   April 7, 2004



          *
------------------------
   Jack E. Thompson                    Vice Chairman and Director                    April 7, 2004



          *
------------------------
   Howard L. Beck                              Director                              April 7, 2004



          *
------------------------
 C. William D. Birchall                        Director                              April 7, 2004



          *
------------------------
     Tye W. Burt             Vice Chairman and Executive Director, Corporate         April 7, 2004
                                        Development and Director


                                     III-3


          *
-------------------------
   Marshall A. Cohen                            Director                             April 7, 2004



          *
-------------------------
   Peter A. Crossgrove                          Director                             April 7, 2004



          *
-------------------------
  Angus A. MacNaughton                          Director                             April 7, 2004



          *
-------------------------
The Right Honourable Brian Mulroney             Director                             April 7, 2004



          *
-------------------------
      Anthony Munk                              Director                             April 7, 2004



          *
-------------------------
     Joseph L. Rotman                           Director                             April 7, 2004



-------------------------
     Gustavo Cisneros                           Director



-------------------------
  Peter C. Godsoe, O.C.                         Director





* By: /s/ Sybil E. Veenman
     ----------------------------------------------
         Attorney-in-fact



                                     III-4

                  SIGNATURES WITH RESPECT TO BARRICK GOLD INC.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:



        Signature                                        Title with Registrant                           Date
        ---------                                        ---------------------                           ----


    /s/ Gregory A. Lang
------------------------------------
        Gregory A. Lang                                 President and Director                        April 7, 2004
                                                    (Principal Executive Officer)


             *
------------------------------------
      Jamie C. Sokalsky                           Chief Financial Officer and Director                April 7, 2004
                                                    (Principal Financial Officer)


             *
------------------------------------
       Andre R. Falzon                                 Vice President and Controller                  April 7, 2004
                                                      (Principal Accounting Officer)



             *                                                Director                                April 7, 2004
------------------------------------
     John K. Carrington




* By: /s/ Sybil E. Veenman
     ---------------------------------------
         Attorney-in-fact





                                     III-5

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment to the Registration Statement, solely in the capacity of the duly authorized representative of Barrick Gold Corporation and Barrick Gold Inc. in the United States, in the City of Toronto, Province of Ontario, Canada on this 7th day of April, 2004.







                                     BARRICK GOLDSTRIKE MINES INC.



                                     By: /s/ Sybil E. Veenman
                                         ---------------------------------------
                                         Name: Sybil E. Veenman
                                         Title:  Associate General Counsel
                                                 and Secretary




                                     III-6

                                  EXHIBIT INDEX
                                  -------------

Exhibit
No.      Description of Exhibit
---      ----------------------

2.1*     Letter explaining calculation of interest coverage ratios

4.1* The comparative audited consolidated financial statements of Barrick and the notes thereto for the year ended December 31, 2002 prepared in accordance with U.S. GAAP, together with the report of the auditors thereon (incorporated by reference to Exhibit 1 to Barrick Gold Corporation's Form 40-F (Commission File No. 1-9059) filed with the Commission on May 16, 2003) and management's discussion and analysis (U.S. GAAP) of financial results for the year ended December 31, 2002, found on pages 13 through 61 of Barrick's 2002 annual report (incorporated by reference to Exhibit 2 to Barrick Gold Corporation's Form 40-F (Commission File No. 1-9059) filed with the Commission on May 16, 2003)

4.2* The comparative audited consolidated financial statements of Barrick and the notes thereto for the year ended December 31, 2002 prepared in accordance with Canadian GAAP, together with report of the auditors thereon (incorporated by reference to Exhibit 3 to Barrick Gold Corporation's Form 40-F (Commission File No. 1-9059) filed with the Commission on May 16, 2003) and management's discussion and analysis (Canadian GAAP) of financial results for the year ended December 31, 2002 (incorporated by reference to Exhibit 4 to Barrick Gold Corporation's Form 40-F (Commission File No. 1-9059) filed with the Commission on May 16, 2003)

4.3* The comparative unaudited consolidated financial statements of Barrick and the notes thereto for the quarter ended March 31, 2003 prepared in accordance with U.S. GAAP, together with management's discussion and analysis (U.S. GAAP) of financial results for the quarter ended March 31, 2003 (incorporated by reference to Exhibit 1 to Barrick Gold Corporation's Form 6-K (Commission File No. 1-9059) furnished to the Commission on May 27, 2003)

4.4* The comparative unaudited consolidated financial statements of Barrick and the notes thereto for the quarter ended March 31, 2003 prepared in accordance with Canadian GAAP, together with management's discussion and analysis (Canadian GAAP) of financial results for the quarter ended March 31, 2003 (incorporated by reference to Exhibit 2 to Barrick Gold Corporation's Form 6-K (Commission File No. 1-9059) furnished to the Commission on May 27, 2003)

4.5* The annual information form of Barrick dated May 14, 2003 for the year ended December 31, 2002 (incorporated by reference to Barrick Gold Corporation's Form 40-F (Commission File No. 1-9059) filed with the Commission May 16, 2003)

4.6* The management information circular of Barrick dated March 31, 2003 prepared for the annual meeting of Barrick shareholders held on May 7, 2003, other than the sections entitled "Report on Executive Compensation" and "Performance Graph" (incorporated by reference to Exhibit 2 to Barrick Gold Corporation's Form 6-K (Commission File No. 1-9059), excluding such sections, furnished to the Commission on April 9, 2003)

4.7* The material change report filed by Barrick dated February 14, 2003 relating to the appointment of Mr. Gregory C. Wilkins as President and Chief Executive Officer and the establishment of a probable reserve for Canadian reporting purposes of approximately 6.5 million ounces of gold at Barrick's Alto Chicama property in Peru (incorporated by reference to Exhibit 1 to Barrick Gold Corporation's Form 6-K (Commission File No. 1-9059) furnished to the Commission on February 18, 2003)

5.1*     Consent of PricewaterhouseCoopers LLP dated June 27, 2003

5.2*     Consent of Davies Ward Phillips & Vineberg LLP

5.3**    Consent of PricewaterhouseCoopers LLP dated April 7, 2004

6.1* Powers of Attorney (included on the signature page of this registration statement)

7.1*     Form of Indenture

7.2*     Statement of Eligibility of the Trustee on Form T-1

---------------------

* Previously filed.

** Filed herewith.

                                                                     EXHIBIT 5.3